                                                                   Exhibit 10.13

                                 GREY WOLF, INC
               AMENDMENT TO NON-QUALIFIED STOCK OPTION AGREEMENTS
                                  [TPR - FORM]

                                November 13, 2001


         THIS AMENDMENT TO NON-QUALIFIED STOCK OPTION AGREEMENT (this "Agreement") is by and between Grey Wolf, Inc. (the "Corporation"), a Texas Corporation, and Thomas P. Richards (the "Optionee"), and is an amendment to all of those certain Non-Qualified Stock Option Agreements entered into by and between the Corporation and the Optionee as more particularly described on Exhibit "A" hereto (the "Original Option Agreements") pursuant to the Corporation's 1996 Employee Stock Option Plan dated effective July 29, 1996 (the "Plan").

         WHEREAS, the Corporation granted certain options to Optionee under the Plan as more particularly described on Exhibit "A" hereto; and

         WHEREAS, the Board of Directors of the Corporation has approved certain changes to the Original Option Agreements in this Agreement pursuant to that certain Consent of Directors dated November 13, 2001; and

         WHEREAS, the Corporation and the Optionee deem it desirable, for and in the best interests of the parties to this Agreement, to modify the Original Option Agreements as provided herein.

         NOW THEREFORE BE IT RESOLVED, that the Corporation and the Optionee do hereby agree to amend the Original Option Agreements as follows:

         1. Corporate Proceedings of the Corporation. Section 9(b) and 9(c) of the Original Option Agreements shall be deleted in their entirety and the following new Sections 9(b) and 9(c) substituted therefor and new Section 9(f) shall be added:

                  "9. Corporate Proceedings of the Corporation.

                           (b) If the Corporation merges into or with or
                  consolidates with (such events collectively referred herein as a "Merger") any corporation or corporations and is not the surviving corporation, then the Corporation shall cause the surviving corporation to assume the Option or substitute a new option of the surviving corporation for the Option (with an Exercise Period at least equal to the period remaining until the Expiration Date for the Option). In the event that the Option is assumed or a new option of the surviving corporation is substituted for the Option (i) if, on the effective date of the Merger, the Option is "in the money" the excess of the aggregate fair market value of the shares subject to the Option immediately after such assumption, or the new option immediately after such substitution, over the aggregate Exercise Price of such shares must be, based upon a good faith determination by the Board of Directors of the Corporation, not less than the excess of the aggregate fair market value of the Common Stock subject to the Option immediately before such substitution or assumption over the aggregate Exercise Price of such Common Stock and (ii) if, on the effective date of the Merger, the Option is "out of the money" the excess of the aggregate Exercise Price of the shares subject to the Option immediately after such assumption, or the new option immediately after such substitution over the fair market value of such shares must be, based upon a good faith determination by the Board of Directors of the Corporation, not more than the excess of the aggregate Exercise Price of the Common Stock subject to the Option immediately before such assumption or substitution over the aggregate fair market value of such Common Stock.

                           (c) In the event of a dissolution or liquidation of
                  the Corporation, the Corporation shall cause written notice of such dissolution or liquidation (and the material terms and conditions thereof) to be delivered to the Optionee at least ten (10) days prior to the proposed effective date (the "Effective Date") of such event. The Optionee shall be entitled to exercise the Option (as to all Option Shares, whether or not the Option is then otherwise exercisable under
                  Section 2) until the Effective Date, or until the Expiration Date if earlier. Any Option which has not been exercised on or before the Effective Date shall terminate.

                           (f) In the event that neither the shares of stock of
                  the Corporation nor shares of stock of the surviving corporation are listed on an established exchange as a result of a "going private" transaction, the Fair Market Value of the Option (as to all Option Shares, whether or not the Option is then exercisable under Section 2) shall be determined as soon as practicable after completion of the "going private" transaction. Optionee shall be paid the Fair Market Value of such Option by cashiers check or wire transfer of immediately available funds within ten (10) days after the determination of such Fair Market Value. The Option shall terminate upon receipt of such payment by the Optionee. For purposes of this
                  Section 9(f), the "Fair Market Value" of the Option purchased shall be determined as follows: (i) If the Optionee and the Corporation can agree on the Fair Market Value of the Option within fifteen (15) days following completion of the going private transaction, the Fair Market Value will be the agreed value of the Option; (ii) If the Optionee and Corporation cannot agree on the Fair Market Value of the Option, the value will be determined as follows: (1) Each party shall, within thirty (30) days following completion of the going private transaction, provide written notice of the appointment of an appraiser to the other party. If the parties appoint the same appraiser or if only one appraiser is timely appointed, then the timely appointed appraiser shall be the only appraiser and shall prepare and deliver the appraised value of the Option taking into consideration the "Black-Scholes" method of valuation of such Option within thirty (30) days following its appointment; (2) If the parties each timely appoint different appraisers, such appraisers shall agree upon a third appraiser within fifteen (15) days following their appointment. If such appraisers cannot agree upon a third appraiser within fifteen
                  (15) days following their appointment, either the Optionee or the Corporation may petition any United States federal district court in the Southern District of Texas to appoint such appraiser; (3) Each appraiser shall complete his appraisal of the Option taking into consideration the "Black-Scholes" method of valuation of such Option and deliver a copy of his written appraisal to the Optionee and the Corporation within thirty (30) days of such appraiser's appointment; (4) If there is more than one appraiser, the Fair Market Value shall be the mathematical average of the two closest appraisals; (5) Each appraiser appointed hereunder shall have been actively involved in the business of valuing and appraising companies in the oil and gas service industry for the five year period immediately preceding the date of appointment; and (6) The parties understand and agree that the value of the Option is dependent upon a valuation of the Corporation and that the appraisers shall have access to the business records, assets and properties of the Corporation as they may reasonably request for the purpose of appraising the value of the Option."

         2. Termination. Section 11 of the Original Option Agreements shall be deleted in their entirety and the following new Section 11 substituted therefor:

                           "11. Termination. Except as otherwise provided in
                  this Section 11, if the Optionee for any reason whatsoever ceases to be employed by the Corporation, or a parent or subsidiary corporation of the Corporation, and prior to such cessation, the Optionee was employed at all times from the date of the granting of the Option until the date of such cessation, the Option shall be exercisable by the Optionee (whether previously exercisable or not) at any time on or before the Expiration Date. Notwithstanding the foregoing:

                           (a) If the Optionee is terminated for Cause (as
                  defined below), the Option will terminate as to all of the unexercised Option Shares on the thirtieth day following such termination, during which thirty (30) days the Optionee may exercise the Option as to the Option Shares exercisable on or prior to the date of such termination for Cause; provided, however, no unvested Option shall vest during such thirty (30) day period; and

                           (b) If the Optionee's employment is terminated as a
                  result of a voluntary resignation (which is neither a termination without cause nor a constructive termination without cause as described in the Optionee's employment agreement with the Corporation) the Optionee may exercise the Option as to all of the Option Shares as provided above in this Section 11; provided that no unvested Option shall vest as a result of such voluntary resignation or thereafter.

                           For purposes of this Agreement, the term "Cause"
                  shall mean and include (i) chronic alcoholism or controlled substance abuse as determined by a doctor mutually acceptable to the Corporation and the Optionee, (ii) an act of proven fraud or dishonesty on the part of the Optionee with respect to the Corporation or its subsidiaries; (iii) knowing and material failure by the Optionee to comply with material applicable laws and regulations relating to the business of the Corporation or its subsidiaries; (iv) the Optionee's material and continuing failure to perform (as opposed to unsatisfactory performance) his duties to the Corporation except, in each case, where such failure is caused by the illness or other similar incapacity or disability of the Optionee; or (v) conviction of a crime involving moral turpitude or a felony. Prior to the effectiveness of termination for Cause under subclause (i), (ii), (iii) or (iv) above, the Optionee shall be given thirty (30) days prior notice from the

                  Board specifically identifying the reasons which are alleged to constitute Cause hereunder and an opportunity to be heard by the Board in the event Optionee disputes such allegations.

                           Nothing in (a) or (b) shall extend the time for
                  exercising the Option granted pursuant to the Original Option Agreements beyond the Expiration Date."

         3. In all other respect, the terms and provisions of the Original Option Agreements are hereby reaffirmed by the Corporation and the Optionee.

         IN WITNESS WHEREOF, the parties have executed this Amendment to Non-Qualified Stock Option Agreements as of the date first above written.

                                  GREY WOLF, INC.


                                  By:
                                     --------------------------------
                                  Name:   STEVEN A. WEBSTER
                                  Title:  CHAIRMAN, COMPENSATION COMMITTEE
                                          BOARD OF DIRECTORS


                                  THOMAS P. RICHARDS


                                  -----------------------------
                                  Title:  PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                   EXHIBIT "A"
                                       TO
                                 GREY WOLF, INC.
               AMENDMENT TO NON-QUALIFIED STOCK OPTION AGREEMENTS

                                NOVEMBER 13, 2001


                                                               NUMBER OF OPTIONS
     OPTIONEE           DATE OF ORIGINAL OPTION AGREEMENTS          GRANTED
     --------           ----------------------------------          -------
Thomas P. Richards            March 5, 1998                         147,700
                              February 15, 1999                     500,000
                              February 24, 2000                     400,000
                              February 9, 2001                      400,000
                                                                    -------
               TOTAL OUTSTANDING                                  1,447,700